SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2018

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1‑08323 (Commission File Number)	06‑1059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
 (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(860) 226-6000

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))
[   ] Pre-commencement communication pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 are talking points to be used by David M. Cordani, President and Chief Executive Officer of Cigna Corporation ("Cigna") during the Annual Meeting of Shareholders to be held on April 25, 2018.  In addition, Cigna also made available for use with investors and other stakeholders the following presentations, attached as Exhibits 99.2 and 99.3 respectively:  (1) a Deal Recap presentation; and (2) Express Scripts – Key Facts for Cigna Investors presentation.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	David M. Cordani Annual Meeting Talking Points, dated April 25, 2018
99.2	Deal Recap Presentation
99.3	Express Scripts – Key Facts for Cigna Investors Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date: April 25, 2018	By:	/s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President and
General Counsel